Exhibit 99.1

News Release

Contact:

For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

For the media:	Rick Gillespie – phone: 215 231.1061
Email: rick.gillespie@radian.biz

Radian Reports First Quarter Financial Results

PHILADELPHIA, May 5, 2009—Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended March 31, 2009, of $217.4 million, or $2.69 per diluted share. This compares to net income of $195.6 million, or $2.44 per diluted share, for the prior year quarter. Book value per share at March 31, 2009, was $22.12.

“Our net loss in the first quarter was primarily attributable to unrealized mark to market losses on derivatives and the continued increase in mortgage insurance defaults. Despite facing difficult operating conditions, we believe that our mortgage insurance franchise remains strong with sufficient capital to continue writing quality new business throughout 2009,” said S. A. Ibrahim, Chief Executive Officer of Radian. “The private mortgage insurance industry continues to play a vital role in the recovery of the U.S. housing market. While we continue to see disruption and uncertainty in the marketplace, Radian is prudently managing through the present downturn and positioning for the future, while working diligently to support homeowners and provide liquidity to the mortgage marketplace.”

FIRST QUARTER HIGHLIGHTS

— The unrealized loss on derivatives represented $284.4 million of the total pre-tax loss of $334.4 million.

— The mortgage insurance provision for losses of $322 million reflects the continued increase in the primary first lien default rate, which rose to 13.2% at the end of the first quarter.

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— First quarter mortgage insurance claims paid were below expectations at $152 million for first liens and $88 million for second liens. The Company anticipates an increase in claims paid for first liens throughout 2009 as new and existing defaults move to claim and certain foreclosure moratoriums expire. Second quarter MI claims paid are expected to be approximately $300 million and the Company is reducing its full year estimated range to $1.2 to $1.4 billion.

— As a result of reduced mortgage origination volume and the Company’s move to a more traditional high quality focus, total primary new mortgage insurance written during the first quarter was $5.6 billion, 99.8 percent of which was prime credit quality.

— Radian’s loss management initiatives remain a critical priority to its capital preservation.

— The GSE charter remains unchanged and Radian Guaranty retains its eligibility status with the GSEs through frequent and proactive collaboration and demonstration of its capital position.

— Radian Asset Assurance Inc. (Radian Asset), the Company’s principal financial guaranty subsidiary, continues to serve as an important source of capital support for Radian Guaranty Inc. (Radian Guaranty), the Company’s principal mortgage insurance subsidiary, and is expected to continue to provide our core mortgage insurance business with cash infusions over time. Radian Asset had $1 billion in statutory capital and total claims-paying resources of $2.8 billion as of March 31, 2009.

— Radian has a 29 percent ownership interest in Sherman Financial and received $6.4 million in dividends from Sherman during the first quarter.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, May 5 at 10:00 a.m. Eastern time. The conference call will be broadcast live over the internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at www.radian.biz. The call may also be accessed by dialing 800-230-1096 inside the U.S., or 612-288-0337 for international callers, using passcode 997299 or by referencing Radian.

A replay of the webcast will be available at the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 997299.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk management products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

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Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

Exhibit A: Condensed Consolidated Statements of Income

Exhibit B: Condensed Consolidated Balance Sheets

Exhibit C: Segment Information Quarter Ended March 31, 2009

Exhibit D: Segment Information Quarter Ended March 31, 2008

Exhibit E: Financial Guaranty Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Exhibit F: Financial Guaranty Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Exhibit G: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

New Insurance Written and Risk Written

Exhibit H: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Insurance in Force and Risk in Force

Exhibit I: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Risk in Force by LTV and Policy Year and other Risk in Force

Exhibit J: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Claims and Reserves

Exhibit K: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Default Statistics

Exhibit L: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit M: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Reinsurance Progression Toward Attachment – Summary by Book Year

Exhibit N: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Modified Pool Risk in Force

Exhibit O: Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of March 31, 2009

Alt-A Risk in Force

Exhibit P: Financial Services Supplemental Information –
For the Quarter Ended and as of March 31, 2009

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Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended March 31
(In thousands, except per-share data)	2009	2008
Revenues:
Net premiums written - insurance	$156,756	$244,306

Net premiums earned - insurance	$211,215	$241,921
Net investment income	56,283	65,979
Change in fair value of derivative instruments	(284,416)	707,809
Net gains (losses) on other financial instruments	24,246	(54,884)
Other income	4,132	3,614

Total revenues	11,460	964,439

Expenses:
Provision for losses	326,754	582,711
Provision for premium deficiency	(48,184)	18,090
Policy acquisition costs	13,954	23,906
Other operating expenses	51,602	55,141
Interest expense	12,299	12,493

Total expenses	356,425	692,341

Equity in net income of affiliates	10,552	12,526

Pretax (loss) income	(334,413)	284,624
Income tax (benefit) provision	(116,976)	88,986

Net (loss) income	$(217,437)	$195,638

Diluted net (loss) income per share (1)	$(2.69)	$2.44

(1) Weighted average shares outstanding (in thousands)

Average common shares outstanding	80,902	79,930

Increase in shares-common stock equivalents-diluted basis	—	110

Weighted average shares outstanding	80,902	80,040

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	March 31 2009	December 31 2008
Assets:
Cash and investments	$6,498,215	$6,060,601
Investments in affiliates	103,291	99,712
Deferred policy acquisition costs	222,269	160,526
Prepaid federal income taxes	13,475	248,828
Derivative assets	169,993	179,515
Deferred income taxes, net	492,663	446,102
Reinsurance recoverables	537,359	492,359
Other assets	666,345	428,476

Total assets	$8,703,610	$8,116,119

Liabilities and stockholders’ equity:
Unearned premiums	$1,152,552	$916,724
Reserve for losses and loss adjustment expenses	3,332,642	3,224,542
Reserve for premium deficiency	38,677	86,861
Long-term debt and other borrowings	857,324	857,802
Variable interest entity debt	206,505	160,035
Derivative liabilities	741,638	519,260
Other liabilities	573,366	320,185

Total liabilities	6,902,704	6,085,409

Common stock	99	98
Additional paid-in capital	464,705	462,647
Retained earnings	1,511,719	1,766,946
Accumulated other comprehensive loss	(175,617)	(198,981)

Total common stockholders’ equity	1,800,906	2,030,710

Total liabilities and stockholders’ equity	$8,703,610	$8,116,119

Book value per share	$22.12	$25.06

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2009

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$161,959	$(5,203)	$—	$156,756

Net premiums earned - insurance	$177,883	$33,332	$—	$211,215
Net investment income	31,345	24,938	—	56,283
Change in fair value of derivative instruments	(28,576)	(255,840)	—	(284,416)
Net gains on other financial instruments	12,276	11,970	—	24,246
Other income	3,818	153	161	4,132

Total revenues	196,746	(185,447)	161	11,460

Expenses:
Provision for losses	321,684	5,070	—	326,754
Provision for premium deficiency	(48,184)	—	—	(48,184)
Policy acquisition costs	5,739	8,215	—	13,954
Other operating expenses	35,694	15,833	75	51,602
Interest expense	5,694	6,605	—	12,299

Total expenses	320,627	35,723	75	356,425

Equity in net income of affiliates	—	—	10,552	10,552

Pretax (loss) income	(123,881)	(221,170)	10,638	(334,413)

Income tax (benefit) provision	(35,084)	(85,770)	3,878	(116,976)

Net (loss) income	$(88,797)	$(135,400)	$6,760	$(217,437)

Cash and investments	$4,141,601	$2,356,614	$—	$6,498,215
Deferred policy acquisition costs	26,391	195,878	—	222,269
Total assets	5,241,881	3,344,269	117,460	8,703,610
Unearned premiums	319,785	832,767	—	1,152,552
Reserve for losses and loss adjustment expenses	3,116,553	216,089	—	3,332,642
Derivative liabilities	127,472	614,166	—	741,638

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended March 31, 2008

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$211,251	$33,055	$—	$244,306

Net premiums earned - insurance	$204,265	$37,656	$—	$241,921
Net investment income	38,845	27,120	14	65,979
Change in fair value of derivative instruments	71,769	636,040	—	707,809
Net losses on other financial instruments	(36,733)	(18,149)	(2)	(54,884)
Other income	3,491	121	2	3,614

Total revenues	281,637	682,788	14	964,439

Expenses:
Provision for losses	571,008	11,703	—	582,711
Provision for premium deficiency	18,090	—	—	18,090
Policy acquisition costs	13,460	10,446	—	23,906
Other operating expenses	34,170	20,738	233	55,141
Interest expense	7,090	5,154	249	12,493

Total expenses	643,818	48,041	482	692,341

Equity in net income of affiliates	—	—	12,526	12,526

Pretax (loss) income	(362,181)	634,747	12,058	284,624

Income tax (benefit) provision	(135,725)	219,219	5,492	88,986

Net (loss) income	$(226,456)	$415,528	$6,566	$195,638

Cash and investments	$4,224,913	$2,516,072	$—	$6,740,985
Deferred policy acquisition costs	62,860	176,540	—	239,400
Total assets	5,001,689	3,133,958	118,378	8,254,025
Unearned premiums	365,161	709,428	—	1,074,589
Reserve for losses and loss adjustment expenses	1,741,169	160,959	—	1,902,128
Derivative liabilities	353,559	349,846	—	703,405

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit E

	Quarter Ended March 31
($ in thousands, except ratios)	2009	2008
Net Premiums Earned:
Public finance direct	$14,452	$17,810
Public finance reinsurance	8,366	9,870
Structured direct	1,777	3,882
Structured reinsurance	8,641	5,599
Trade credit reinsurance	96	495

Total Net Premiums Earned - insurance	$33,332	$37,656

Refundings included in earned premium	$13,044	$11,657

Claims paid:
Trade credit reinsurance	$178	$586
Financial Guaranty	14,909	103,524

Total	$15,087	$104,110 (2)

Loss ratio - GAAP Basis(1)	12.5%	22.8%
Expense ratio - GAAP Basis(1)	51.1%	60.7%

	63.6%	83.5%

Balance Sheet impact of initial adoption of SFAS No. 163 on January 1, 2009:
Increase in unearned premiums	$(292,816)
Increase in premiums receivable	161,422
Increase in deferred acquisition costs	66,006
Decrease in reserves for losses	8,163
Decrease in deferred taxes, net	20,239
Increase in premium taxes payable	(602)

Decrease in equity	$(37,588)

(1)	Ratios include premiums earned on credit derivatives which are included in change in fair value of derivative instruments in the amount of $13.7 million in each of the three month periods ended March 31, 2009 and 2008. Loss ratio includes loss on credit derivatives included in change in fair value of derivative instruments in the amount of $0.8 million for the period ended March 31, 2009.
(2)	Includes a $100 million payment related to one credit that is a CDO of ABS that was fully reserved for in 2007.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit F

($ in thousands, except ratios)	March 31 2009		December 31 2008	March 31 2008
Capital and surplus	$1,000,387		$968,197	$1,097,250
Contingency reserve	484,899		515,023	464,655

Qualified statutory capital	1,485,286		1,483,220	1,561,905

Unearned premium reserve	702,190		729,274	882,627
Loss and loss expense reserve	104,220		82,340	58,207

Total statutory policyholders’ reserves	2,291,696		2,294,834	2,502,739

Present value of installment premiums	385,514		380,666	443,408
Soft capital facilities	150,000		150,000	150,000

Total statutory claims paying resources	$2,827,210		$2,825,500	$3,096,147

Net debt service outstanding	$134,341,161		$138,430,925	$165,931,040

Capital leverage ratio (1)	90		93	106
Claims paying leverage ratio (2)	48		49	54

Net par outstanding by product:
Public finance direct	$18,455,372		$17,836,221	$18,460,669
Public finance reinsurance	33,494,951		31,578,163	44,404,128
Structured direct	45,699,943		46,001,355	47,634,388
Structured reinsurance	5,147,861		5,310,004	6,284,246

Total	$102,798,127	(3)	$100,725,743	$116,783,431

Reserve for losses and LAE
Financial Guaranty	$203,561		$219,671	$133,710
Trade Credit	12,528		14,877	27,249

	$216,089		$234,548	$160,959

(1)	Net debt service outstanding divided by qualified statutory capital
(2)	Net debt service outstanding divided by total statutory claims paying resources
(3)	Included in public finance net par outstanding is $3.6 billion for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bond holders. SFAS No. 163 requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit G

	Quarter Ended March 31
($ in millions)	2009	%	2008	%
Primary New Insurance Written
Flow	$5,587	99.6%	$9,284	90.2%
Structured	23	0.4%	1,013	9.8%

Total Primary	$5,610	100.0%	$10,297	100.0%

Flow
Prime	$5,574	99.8%	$8,208	88.4%
Alt-A	9	0.1%	583	6.3%
A minus and below	4	0.1%	493	5.3%

Total Flow	$5,587	100.0%	$9,284	100.0%

Structured
Prime	$23	100.0%	$1,012	99.9%
Alt-A	—	—	1	0.1%

Total Structured	$23	100.0%	$1,013	100.0%

Total
Prime	$5,597	99.8%	$9,220	89.5%
Alt-A	9	0.1%	584	5.7%
A minus and below	4	0.1%	493	4.8%

Total Primary	$5,610	100.0%	$10,297	100.0%

Total Primary New Insurance Written by FICO Score
Flow
>=740	$3,868	69.3%	$3,466	37.3%
680-739	1,583	28.3%	3,615	38.9%
620-679	136	2.4%	1,938	20.9%
<=619	—	—	265	2.9%

Total Flow	$5,587	100.0%	$9,284	100.0%

Structured
>=740	$17	73.9%	$634	62.6%
680-739	6	26.1%	369	36.4%
620-679	—	—	10	1.0%

Total Structured	$23	100.0%	$1,013	100.0%

Total
>=740	$3,885	69.3%	$4,100	39.8%
680-739	1,589	28.3%	3,984	38.7%
620-679	136	2.4%	1,948	18.9%
<=619	—	—	265	2.6%

Total Primary	$5,610	100.0%	$10,297	100.0%

Percentage of primary new insurance written
Refinances	48%		40%
95.01% LTV and above	0.1%		20%
ARMs
Less than 5 years	0.2%		1%
5 years and longer	0.4%		6%

Primary risk written
Flow	$1,193	99.7%	$2,316	89.7%
Structured	3	0.3%	266	10.3%

Total Primary	$1,196	100.0%	$2,582	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit H

	March 31		March 31
($ in millions)	2009	%	2008	%
Primary insurance in force
Flow	$122,656	78.8%	$110,020	74.9%
Structured	33,012	21.2%	36,929	25.1%

Total Primary	$155,668	100.0%	$146,949	100.0%

Prime	$113,117	72.7%	$99,721	67.9%
Alt-A	31,826	20.4%	34,949	23.8%
A minus and below	10,725	6.9%	12,279	8.3%

Total Primary	$155,668	100.0%	$146,949	100.0%

Primary risk in force
Flow	$30,537	87.3%	$27,751	84.6%
Structured	4,443	12.7%	5,041	15.4%

Total Primary	$34,980	100.0%	$32,792	100.0%

Flow
Prime	$25,129	82.3%	$21,810	78.6%
Alt-A	3,475	11.4%	3,788	13.6%
A minus and below	1,933	6.3%	2,153	7.8%

Total Flow	$30,537	100.0%	$27,751	100.0%

Structured
Prime	$2,331	52.5%	$2,577	51.1%
Alt-A	1,378	31.0%	1,554	30.8%
A minus and below	734	16.5%	910	18.1%

Total Structured	$4,443	100.0%	$5,041	100.0%

Total
Prime	$27,460	78.5%	$24,387	74.4%
Alt-A	4,853	13.9%	5,342	16.3%
A minus and below	2,667	7.6%	3,063	9.3%

Total Primary	$34,980	100.0%	$32,792	100.0%

Total Primary Risk in Force by FICO Score
Flow
>=740	$9,839	32.2%	$7,570	27.3%
680-739	11,234	36.8%	10,269	37.0%
620-679	8,002	26.2%	8,262	29.8%
<=619	1,462	4.8%	1,650	5.9%

Total Flow	$30,537	100.0%	$27,751	100.0%

Structured
>=740	$1,205	27.1%	$1,293	25.6%
680-739	1,394	31.4%	1,517	30.1%
620-679	1,167	26.3%	1,380	27.4%
<=619	677	15.2%	851	16.9%

Total Structured	$4,443	100.0%	$5,041	100.0%

Total
>=740	$11,044	31.6%	$8,863	27.0%
680-739	12,628	36.1%	11,786	36.0%
620-679	9,169	26.2%	9,642	29.4%
<=619	2,139	6.1%	2,501	7.6%

Total Primary	$34,980	100.0%	$32,792	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	22%		24%
ARMs
Less than 5 years	8%		11%
5 years and longer	9%		9%

Pool risk in force
Prime	$2,058	70.7%	$2,113	70.6%
Alt-A	289	9.9%	292	9.7%
A minus and below	564	19.4%	590	19.7%

Total	$2,911	100.0%	$2,995	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit I

	March 31		March 31
($ in millions)	2009	%	2008	%
Total Primary Risk in Force by LTV
85.00% and below	$3,613	10.3%	$3,685	11.2%
85.01% to 90.00%	12,571	35.9%	11,102	33.9%
90.01% to 95.00%	11,213	32.1%	10,079	30.7%
95.01% and above	7,583	21.7%	7,926	24.2%

Total	$34,980	100.0%	$32,792	100.0%

Total Primary Risk in Force by Policy Year
2005 and prior	$11,083	31.7%	$13,213	40.2%
2006	5,015	14.3%	5,728	17.5%
2007	10,410	29.8%	11,300	34.5%
2008	7,298	20.9%	2,551	7.8%
2009	1,174	3.3%	—	—

Total	$34,980	100.0%	$32,792	100.0%

Total Pool Risk in Force by Policy Year
2005 and prior	$2,367	81.3%	$2,456	82.0%
2006	250	8.6%	261	8.7%
2007	235	8.1%	250	8.4%
2008	59	2.0%	28	0.9%
2009	—	—	—	—

Total Pool risk in Force	$2,911	100.0%	$2,995	100.0%

Other risk in force
Second-lien
1st loss	$244		$336
2nd loss	140		507
NIMS	431		522
International
1st loss-Hong Kong primary mortgage insurance	389		517
Reinsurance	170		125
Credit default swaps	3,072		8,872
Other
Domestic credit default swaps	123		212

Total other risk in force	$4,569		$11,091

Risk to capital ratio-Radian Guaranty only	17.6:1		11.4:1

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit J

	Quarter Ended March 31
($ in thousands)	2009		2008
Direct claims paid
Prime	$69,459		$60,658
Alt-A	46,270		35,732
A minus and below	36,730		48,361
Second-lien and other	87,607	(1)	45,437

Total	$240,066		$190,188

Average claim paid
Prime	$41.9		$36.8
Alt-A	53.5		49.6
A minus and below	38.1		37.2
Second-lien and other	41.3	(2)	34.6
Total	$43.4	(2)	$38.2

Loss ratio - GAAP Basis	179.8%		264.7%
Expense ratio - GAAP Basis	23.2%		22.1%

	203.0%		286.8%

Reserve for losses by category
Prime	$921,050		$479,653
Alt-A	951,932		598,706
A minus and below	452,837		391,426
Pool insurance	140,192		56,893
Second-lien	111,985		176,121
Other	1,780		1,485

Reserve for losses, net	2,579,776		1,704,284
Reinsurance recoverable	536,777	(3)	36,885

Total	$3,116,553		$1,741,169

(1)	Includes a $65 million payment in Q1 ‘09 related to the settlement of certain second-lien transactions, which were fully reserved for at December 31, 2008.
(2)	Excludes $65 million payment noted in (1) above.
(3)	Reinsurance recoverable on ceded losses related to captives ($447 million) and Smart Home ($90 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit K

	March 31 2009	December 31 2008	March 31 2008
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	627,386	624,970	582,261
Number of loans in default	50,217	44,575	22,806
Percentage of loans in default	8.00%	7.13%	3.92%

Alt-A
Number of insured loans	66,952	68,948	73,672
Number of loans in default	18,628	16,959	10,014
Percentage of loans in default	27.82%	24.60%	13.59%

A minus and below
Number of insured loans	57,576	59,189	64,193
Number of loans in default	15,999	15,768	10,411
Percentage of loans in default	27.79%	26.64%	16.22%

Total Flow
Number of insured loans	751,914	753,107	720,126
Number of loans in default	84,844	77,302	43,231
Percentage of loans in default	11.28%	10.26%	6.00%

Structured
Prime
Number of insured loans	65,727	67,165	72,264
Number of loans in default	7,331	6,692	5,434
Percentage of loans in default	11.15%	9.96%	7.52%

Alt-A
Number of insured loans	78,901	80,491	87,325
Number of loans in default	21,600	18,747	12,056
Percentage of loans in default	27.38%	23.29%	13.81%

A minus and below
Number of insured loans	21,449	22,315	26,342
Number of loans in default	7,542	7,812	8,404
Percentage of loans in default	35.16%	35.01%	31.90%

Total Structured
Number of insured loans	166,077	169,971	185,931
Number of loans in default	36,473	33,251	25,894
Percentage of loans in default	21.96%	19.56%	13.93%

Total Primary Insurance
Prime
Number of insured loans	693,113	692,135	654,525
Number of loans in default	57,548	51,267	28,240
Percentage of loans in default	8.30%	7.41%	4.31%

Alt-A
Number of insured loans	145,853	149,439	160,997
Number of loans in default	40,228	35,706	22,070
Percentage of loans in default	27.58%	23.89%	13.71%

A minus and below
Number of insured loans	79,025	81,504	90,535
Number of loans in default	23,541	23,580	18,815
Percentage of loans in default	29.79%	28.93%	20.78%

Total Primary Insurance
Number of insured loans	917,991	923,078	906,057
Number of loans in default	121,317	110,553	69,125
Percentage of loans in default (1)	13.22%	11.98%	7.63%

Pool insurance:
Number of loans in default (2)	33,267	32,677	26,983

(1)	Includes 627, 539 and 1,504 defaults at March 31, 2009, December 31, 2008 and March 31, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.
(2)	Includes 20,454, 21,719 and 20,417 defaults at March 31, 2009, December 31, 2008 and March 31, 2008, respectively, where reserves have not been established because no claim payment is currently anticipated.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit L

	Quarter Ended March 31
	2009	2008
Net Premiums Written (In thousands)
Primary and Pool Insurance	$161,414	$200,477
Second-lien	(86)	3,481
International	631	7,293

Total Net Premiums Written - insurance	$161,959	$211,251

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$170,547	$193,483
Second-lien	1,236	6,164
International	6,100	4,618

Total Net Premiums Earned - insurance	$177,883	$204,265

SMART HOME (In millions)
Ceded Premiums Written	$2.7	$3.2
Ceded Premiums Earned	$2.7	$3.2

1st Lien Captives
Premiums ceded to captives (In millions)	$34.5	$35.7
% of total premiums	16.6%	15.4%
NIW subject to captives (In millions)	$1,041	$3,986
% of primary NIW	18.6%	38.7%
IIF included in captives (1)	35.7%	37.4%
RIF included in captives (1)	43.4%	42.2%

Persistency (twelve months ended March 31)	87.0%	77.5%

	March 31 2009	March 31 2008
SMART HOME

% of Primary RIF included in Smart Home Transactions (1)	3.6%	5.0%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit M

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)			March 31 2009					December 31 2008 (5)
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)
Pre-2006		0-50%	$837	$454	$383	$183		$1,120	$558	$562	$239
Pre-2006		50-75%	970	395	575	154		942	349	593	142
Pre-2006		75-99%	1,117	388	729	162		1,084	397	687	160
Pre-2006		Attached	1,327	239	1,088	197	$79	1,355	237	1,118	184	$75

Pre-2006 Total	$25,849		$4,251	$1,476	$2,775	$696	$79	$4,501	$1,541	$2,960	$725	$75

2006		0-50%	$10	$1	$9	$—		$32	$2	$30	$1
2006		50-75%	26	2	24	1		62	4	58	3
2006		75-99%	57	4	53	4		310	42	268	18
2006		Attached	2,296	312	1,984	326	$167	2,074	270	1,804	290	$161

2006 Total	$3,527		$2,389	$319	$2,070	$331	$167	$2,478	$318	$2,160	$312	$161

2007		0-50%	$20	$1	$19	$—		$31	$2	$29	$—
2007		50-75%	11	1	10	—		225	12	213	8
2007		75-99%	267	18	249	14		71	7	64	3
2007		Attached	4,227	454	3,773	403	$180	4,329	454	3,875	350	$147

2007 Total	$5,241		$4,525	$474	$4,051	$417	$180	$4,656	$475	$4,181	$361	$147

2008		0-50%	$1,855	$167	$1,688	$31		$2,167	$197	$1,970	$25
2008		50-75%	322	36	286	8		42	4	38	1
2008		75-99%	42	4	38	2		—	—	—	—
2008		Attached	186	15	171	19	$12	190	15	175	16	$9

2008 Total	$2,564		$2,405	$222	$2,183	$60	$12	$2,399	$216	$2,183	$42	$9

2009		0-50%	$159	$7	$152	$—		$—	$—	$—	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$160		$159	$7	$152	$—	$—	$—	$—	$—	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	113	36	77	29	$13	116	37	79	27	$12

Quota Share Total	$313		$113	$36	$77	$29	$13	$116	$37	$79	$27	$12

Total Captive (Including Quota Share)	$37,654		$13,842	$2,534	$11,308	$1,533	$451	$14,150	$2,587	$11,563	$1,467	$404

SmartHome		0-50%	$115	$49	$66	$29		$117	$51	$66	$27
SmartHome		50-75%	—	—	—	—		—	—	—	—
SmartHome		75-99%	—	—	—	—		—	—	—	—
SmartHome		Attached	1,146	516	630	361	$90	1,188	521	667	346	$91

Total SmartHome	$3,900		$1,261	$565	$696	$390	$90	$1,305	$572	$733	$373	$91

(1)	Data presented in aggregate for all trusts for captives active at each period end only. Actual trust attachment and exit points vary by individual contract. Attachment is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust.
(5)	Revised from December 31, 2008 originally presented.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit N

	March31		March 31
($ in millions)	2009	%	2008	%
Modified Pool Risk in Force

Prime
2005 and prior	$84	53.5%	$90	57.0%
2006	47	29.9%	44	27.8%
2007	22	14.0%	23	14.6%
2008	4	2.6%	1	0.6%

Total	$157	100.0%	$158	100.0%

Alt-A
2005 and prior	$194	29.3%	$212	31.0%
2006	161	24.3%	165	24.1%
2007	304	45.8%	304	44.5%
2008	4	0.6%	3	0.4%

Total	$663	100.0%	$684	100.0%

A minus and below
2005 and prior	$14	58.3%	$16	61.6%
2006	3	12.5%	3	11.5%
2007	7	29.2%	7	26.9%

Total	$24	100.0%	$26	100.0%

Total
2005 and prior	$292	34.6%	$318	36.6%
2006	211	25.0%	212	24.4%
2007	333	39.5%	334	38.5%
2008	8	0.9%	4	0.5%

Total Modified Pool Risk in Force	$844	100.0%	$868	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter Ended and as of March 31, 2009

ALT-A

Exhibit O

	Quarter Ended March 31
($ in millions)	2009	%	2008	%
Primary Risk in Force by FICO Score
>=740	$1,192	24.5%	$1,286	24.1%
680-739	2,335	48.1%	2,540	47.6%
660-679	712	14.7%	793	14.8%
620-659	582	12.0%	686	12.8%
<=619	32	0.7%	37	0.7%

Total	$4,853	100.0%	$5,342	100.0%

Primary Risk in Force by LTV
85.00% and below	$1,249	25.7%	$1,373	25.7%
85.01% to 90.00%	2,015	41.5%	2,199	41.2%
90.01% to 95.00%	1,256	25.9%	1,398	26.2%
95.01% and above	333	6.9%	372	6.9%

Total	$4,853	100.0%	$5,342	100.0%

Primary Risk in Force by Policy Year
2005 and prior	$1,532	31.6%	$1,834	34.3%
2006	1,076	22.2%	1,225	22.9%
2007	1,997	41.1%	2,146	40.2%
2008	246	5.1%	137	2.6%
2009	2	—	—	—

Total	$4,853	100.0%	$5,342	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter Ended and as of March 31, 2009

Exhibit P

	Quarter Ended March 31
(In thousands)	2009	2008
Investment in Affiliates-Selected Information

Sherman
Balance, beginning of period	$99,656	$104,315
Net income for period	10,552	12,526
Dividends received	6,441	—
Other comprehensive (loss) income	(531)	88

Balance, end of period	$103,236	$116,929

Portfolio Information:

Sherman
Total assets	$2,149,767	$2,383,119
Net revenues	$348,034	$391,968

Forward Looking Statement

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	Further economic changes or catastrophic events in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•

our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and our long-term liquidity needs and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our primary mortgage insurance subsidiary, from further downgrades;

•

a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the on-going deterioration in housing markets throughout the U.S.;

•	our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•

changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•

the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted, including without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or the premium deficiencies for our first- and second-lien mortgage insurance business, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiencies in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the Securities and Exchange Commission (“SEC”) or the Financial Accounting Standards Board;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through tax and expense sharing arrangements with our subsidiaries; and

•	the performance of our investment in Sherman Financial Group LLC, which could be negatively impacted if Sherman is unable to maintain sufficient sources of funding in the current credit environment.

We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this news release. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Part I of Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this news release to reflect new information or future events or for any other reason.

SOURCE: Radian Group Inc.

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